=:: BlackBerry. PRIVATE AND CONFIDENTIAL January 8, 2024 Jennifer Arms�rong-Owen Dear Jenny, Following our recent discussions, I am delighted to offer you the position of Senior Vice President and Chief People Officer of BlackBerry Limited ("BlackBerry") and reporting directly to me as Chief Executive Officer. We are confident that you will find this new opportunity to be both challenging and rewarding. Please note that this offer of employment is conditional on your signing the enclosed employment agreement and all related documents where indicated (without alteration) and your satisfaction of all other requirements set forth in the documents that comprise this Agreement. To confirm your acceptance of this employment offer, please return a signed copy of the attached Employment Agreement and all accompanying documents that require your signature to me on or before January 15, 2024. Please ensure that you also sign any schedules to the Employment Agreement as required indicating that you have read and agree to the terms and conditions of each schedule. John J. Giamatteo Chief Executive Officer BlackBerry Corporation 3001 Bishop Drive, Suite 400, San Ramon, Califomia, 94583 USA. tel: +1 (925) 242-5660 fax: +1 (925) 242-5661

11. J. Armstrong-Owen 1/8/2024 To confirm your acceptance of the terms and conditions of this offer, please sign below and return one copy to me on or before January 15, 2024. For BlackBerry Corporation John J. Giamatteo Chief Executive Officer I confirm that I have read and understood the above and accept this new position. Accepted� ;;----.,2. __ _ : r-ng-Owen (signature) BlackBerry Corporation Date: I/ CJ /J'f -"""7'-- -, ,1--.....__ __ _ 3001 Bishop Drive, Suite 400, San Ramon, California, 94583 USA. tel: +1 (925) 242-5660 fax: +1 (925) 242-5661

=:: BlackBerry. PRIVATE AND CONFIDENTIAL January 10, 2024 Jennifer Armstrong-Owen Dear Jenny, This letter is to confirm our agreement to amend Section 1.1 of your employment agreement with BlackBerry Corporation, entered into as of January 9, 2024, to read in its entirety as follows: "The Effective Date of this Agreement will be January 29, 2024." To confirm your acceptance of this amendment, please return a signed copy of this letter to me at your earliest convenience. The other terms and conditions of your employment agreement remain in force and unamended. Sincerely, BlackBerry Corporation 0"' � Per: JoHn J. Giamatteo Chief Executive Officer Accepted: � ---- Jennifer Armstrong-Owen BlackBerry Corporation Date: _}_J_o�-21- 3001 Bishop Drive, Suite 400, San Ramon, California, 94583 USA. tel: +1 (925) 242-5660 fax: +1 (925) 242-5661

BlackBerry Corporation 5030 Riverside Drive, Building 2, Suite 200, Irving, Texas, 75039, tel: +1-877-255-2377 Trademarks, including but not limited to BLACKBERRY, EMBLEM Design, BBM and BES are the trademarks or registered trademarks of BlackBerry Limited, used under license, and the exclusive rights to such trademarks are expressly reserved. PRIVATE & CONFIDENTIAL September 6, 2024 Jennifer Armstrong-Owen Dear Jennifer, This will confirm that, in connection with the continuation of your employment with BlackBerry Corporation (“BlackBerry”), you have agreed to the following amendments to the terms and conditions of your employment agreement with BlackBerry effective as of February 1, 2024 (the “Agreement”), which amendments are effective as of September 1, 2024. The first paragraph of Section 4.3 of the Agreement is hereby deleted and replaced in its entirety by the following new language: 4.3 Termination by BlackBerry Without Cause - BlackBerry may terminate your employment without Just Cause and you may terminate your employment for Good Reason, and in either case, BlackBerry will provide you with the following severance benefits, subject to your signing and not revoking a separation and general release of claims agreement provided by BlackBerry (“Release Agreement”): The first paragraph of Section 4.4 of the Agreement is hereby deleted and replaced in its entirety by the following new language: 4.4 Termination Before or Following Change of Control – In the event your employment is terminated by BlackBerry or its successor, without Just Cause or in the event you terminate your employment for Good Reason, in each case, within twenty-four (24) months immediately following the date of a Change of Control (as defined in paragraph 4.5(d) below) or during the period preceding the effective date of a Change of Control but after which BlackBerry has commenced negotiations with a potential acquirer (the “Acquiror”), which negotiations result in a Change of Control with the Acquiror or any person or entity affiliated therewith, then in lieu of the payments and benefits in subsection 4.3, you will be entitled to the following severance benefits, subject to your signing and non-revocation of the Release Agreement: Clause (i) of the definition of “Good Reason” in paragraph 4.5(b) of the Agreement is hereby deleted and replaced in its entirety by the following new language: (i) a material and detrimental alteration of your position, duties or responsibilities with BlackBerry, unless part of a general change for multiple, similarly situated

2. J. Armstrong-Owen 09/06/2024 BlackBerry Corporation 5030 Riverside Drive, Building 2, Suite 200, Irving, Texas, 75039, tel: +1-877-255-2377 Trademarks, including but not limited to BLACKBERRY, EMBLEM Design, BBM and BES are the trademarks or registered trademarks of BlackBerry Limited, used under license, and the exclusive rights to such trademarks are expressly reserved. employees and other than as a result of an isolated, insubstantial, and inadvertent action not taken in bad faith; provided, however, that a Change of Control of BlackBerry Limited, of either Business Unit or of any Business Unit Subsidiary (each as defined in paragraph 4.5(d) below and each a “Target”) shall not alone constitute Good Reason if (1) the Target becomes a subsidiary, division or business unit of the acquiror or successor company and you retain a position of equal or greater duties and responsibilities in the Target, even if you do not have a substantially comparable position, duties and responsibilities in the acquiror or successor as a whole, or (2) the Target is a Business Unit or a Business Unit Subsidiary and you retain a position of equal or greater duties and responsibilities in BlackBerry Limited as it continues following the Change of Control. The definition of “Change of Control” in paragraph 4.5(d) of the Agreement is hereby deleted and replaced in its entirety by the following new language: (d) “Change of Control” means the occurrence of any of the following: (i) an amalgamation, merger, share exchange, consolidation, arrangement or other reorganization (each, a “Transaction”) involving either (A) BlackBerry Limited or (B) any present or future direct or indirect subsidiary of BlackBerry Limited which at the time of the completion of the Transaction directly or indirectly operates, or owns all or substantially all of the assets used solely in the operation of, either the Cybersecurity business of BlackBerry Limited or the IoT business of BlackBerry Limited (each, a “Business Unit”), in either case on a consolidated basis (a subsidiary in (B) being a “Business Unit Subsidiary”) and another corporation or other legal entity, other than an affiliate of BlackBerry Limited, as a result of which the holders of the voting shares of BlackBerry Limited or the Business Unit Subsidiary, as the case may be, immediately prior to the completion of the Transaction hold less than 50% of the voting power of all of the shares of such entity immediately after completion of the Transaction; (ii) any person (for the purposes of this paragraph 4.5(d), as defined in the Business Corporations Act (Ontario)) or group of persons acting jointly or in concert (within the meaning of Ontario securities law), other than any person that is an affiliate of BlackBerry Limited, acquires or becomes the beneficial owner of, directly or indirectly, shares possessing more than 50% of the voting power of all of the shares of BlackBerry Limited or of a Business Unit Subsidiary, whether through the acquisition of previously issued and outstanding shares or of shares that have not been previously issued, or any combination thereof, or any other transaction having similar effect; (iii) the acquisition in one transaction or a series of transactions, whether related or unrelated, by any person or persons of all or substantially all of the assets (A) of BlackBerry Limited or (B) used solely in the operation of either Business Unit, in either case on a consolidated basis, and in the case of (A) or (B) other

3. J. Armstrong-Owen 09/06/2024 BlackBerry Corporation 5030 Riverside Drive, Building 2, Suite 200, Irving, Texas, 75039, tel: +1-877-255-2377 Trademarks, including but not limited to BLACKBERRY, EMBLEM Design, BBM and BES are the trademarks or registered trademarks of BlackBerry Limited, used under license, and the exclusive rights to such trademarks are expressly reserved. than a disposition or transfer of assets to BlackBerry Limited and/or an affiliate of BlackBerry Limited as part of a reorganization of assets of BlackBerry Limited and/or its affiliates; or (iv) as a result of or in connection with an actual or threatened contested election of directors, the management nominees named in the most recent management proxy circular of BlackBerry Limited for election to the Board do not constitute a majority of the Board. All other terms and conditions of the Agreement continue to govern your employment. I would ask you to acknowledge by your signature below that the foregoing is a mutually agreeable amendment to the terms and conditions of your employment. Thank you for your ongoing commitment to BlackBerry. Sincerely, BLACKBERRY CORPORATION Per: _______________________ John Giamatteo Chief Executive Officer of BlackBerry Limited and President, Cybersecurity I confirm my acceptance of the terms and conditions set out above. Signed: Date: __________________ Jennifer Armstrong-Owen